EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Comstock Homebuilding Companies, Inc. (the “Company”) for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher Clemente, Chairman and Chief Executive Officer of the Company, Bruce Labovitz, Chief Financial Officer of the Company and Jason Parikh, Chief Accounting Officer of the Company, certify, to our best knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2005	/s/ Christopher Clemente
Christopher Clemente
Chairman and Chief Executive Officer

Date: March 31, 2005	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer

Date: March 31, 2005	/s/ Jason Parikh
Jason Parikh
Chief Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Comstock Homebuilding Companies, Inc. and will be retained by Comstock Homebuilding Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.